As filed with the Securities and Exchange Commission on October 16, 2012

Registration No. 333-180733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SUPERCONDUCTOR CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	3621	04-2959321
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

64 JACKSON ROAD

DEVENS, MASSACHUSETTS 01434

(978) 842-3000

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING

AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DANIEL P. MCGAHN

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN SUPERCONDUCTOR CORPORATION

64 JACKSON ROAD

DEVENS, MASSACHUSETTS 01434

(978) 842-3000

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPY TO:

PETER N. HANDRINOS

LATHAM & WATKINS LLP

JOHN HANCOCK TOWER, 20TH FLOOR

200 CLARENDON STREET

BOSTON, MA 02116

(617) 948-6060

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 13, 2012, American Superconductor Corporation (the “Registrant”) filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-180733) (the “Registration Statement”). The Registration Statement was declared effective by the Commission on April 26, 2012 to register for resale by the selling stockholder identified in the prospectus contained in the Registration Statement an aggregate of 10,262,311 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”). The Registrant filed Post-Effective Amendment No. 1 to the Registration Statement on June 6, 2012, which was declared effective on June 8, 2012.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed by Registrant to deregister, upon the effectiveness of the registration statement on Form S-3 referred to below, the offer and resale by the selling stockholder identified in the prospectus contained therein of the shares of Common Stock that remain unsold under the Registration Statement; the offer and resale of such shares will now be registered under the Registrant’s registration statement on Form S-3 (File No. 333-184218) filed on October 1, 2012 upon the effectiveness thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, we have duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Devens, Massachusetts, on the 16th day of October, 2012.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Daniel P. McGahn
Daniel P. McGahn President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel P. McGahn	President and Chief Executive Officer (Principal Executive Officer)	October 16, 2012
Daniel P. McGahn

/s/ David A. Henry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2012
David A. Henry

*	Chairman of the Board	October 16, 2012
John W. Wood, Jr.

*	Director	October 16, 2012
Vikram S. Budhraja

*	Director	October 16, 2012
Richard Drouin

*	Director	October 16, 2012
Pamela F. Lenehan

*	Director	October 16, 2012
David R. Oliver, Jr.

*	Director	October 16, 2012
John B. Vander Sande

* By:	/s/ David A. Henry
David A. Henry Attorney-In-Fact